UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported)  April 14, 2006

SUPERIOR ESSEX INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50514	20-0282396
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 657-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On April 14, 2006, Superior Essex Inc.’s two principal operating subsidiaries, Superior Essex Communications LP and Essex Group, Inc. (collectively, the “Borrowers”), entered into an amendment and restatement of their existing senior secured revolving credit facility. This Amended and Restated Loan and Security Agreement dated as of April 14, 2006 (the “Amended and Restated Agreement”) among the Borrowers, the financial institutions party thereto, as lenders, Bank of America, N.A., as agent, and the other signatories thereto (as set forth in Exhibit 10.1 hereto) amends and restates the Credit Agreement dated as of November 10, 2003, as previously amended (the “Original Credit Agreement”). This credit facility is secured by substantially all of the assets of the Borrowers and their domestic subsidiaries and is guaranteed by Superior Essex Holding Corp. and certain domestic subsidiaries of the Borrowers.

Pursuant to the Amended and Restated Agreement, certain modifications and amendments to the Original Credit Agreement have been made, including the following:

•                                          the borrowing limit has been increased from $175 million to $225 million;

•                                          the maturity date has been extended from November 10, 2007 to April 13, 2011;

•                                          the interest margin charged over short-term index rates has been reduced; the margin, determined quarterly based on average borrowing availability, now ranges from 1.00% to 2.00% for LIBOR loans and 0% to 0.75% for base rate loans (the respective margin ranges under the Original Credit Agreement were 1.75% to 2.75% and 0.25% to 1.25%); and

•                                          greater flexibility is provided with respect to certain restrictive covenants.

The foregoing summary of the Amended and Restated Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

(d)	Exhibits:

Exhibit Number	Description

10.1

Amended and Restated Loan and Security Agreement dated as of April 14, 2006, by and among Superior Essex Communications L.P, as a borrower, Essex Group, Inc., as a borrower, the financial institutions party thereto, as lenders, General Electric Capital Corporation, as syndication agent, Banc of America Securities LLC and GECC Capital Markets, Inc., as co-leader arrangers, and Bank of America, N.A., as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.

Dated: April 20, 2006

	By:	/s/ David S. Aldridge
Name: David S. Aldridge
Title: Executive Vice President, Chief Financial Officer and Treasurer